Exhibit 10.4
DATED                                              2026
OCTAVE INTELLIGENCE PLC
__________________________________________
DEED POLL INDEMNITY
FOR THE BENEFIT OF DIRECTORS AND CERTAIN OFFICERS PERFORMING STATUTORY FUNCTIONS
__________________________________________

THIS DEED POLL INDEMNITY (this “Deed”) dated                                                    2026,
IS MADE BY OCTAVE INTELLIGENCE PLC, with its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”).
IN CONSIDERATION of each Beneficiary (as defined below) continuing to serve Octave, the Company agrees and undertakes as follows:
1.    DEFINITIONS
1.1    In this Deed the following expressions shall, unless the context otherwise requires, have the following meanings:

Additional Enterprise
means any foreign or domestic corporation (other than the Company), partnership, joint venture, trust, employee benefit plan or other enterprise that a Beneficiary is or was serving as a director, officer, secretary, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent at the request of the Company or SubCo or a direct or indirect subsidiary of the Company.

Beneficiary
person who:
a)    is or becomes:
(i)    a director of the Company; or
(ii)    any other officer (as such term is defined below) of the Company; or
b)    was:
(i)    a director of the Company; or
(ii)    any other officer (as such term is defined below) of the Company from July 24, 2025;
provided that this shall not include (A) any person who becomes a director or an officer at a time when the Company is a subsidiary of another company or (B) any person in respect of whom the Board resolves before they become a director or officer of the Company that they will not have the benefit of this Deed.

Board	the Board of Directors of the Company.

Corporate Status	describes the status of a person who is or was a director or officer of the Company or a director, officer, secretary, employee, agent or fiduciary of an Additional Enterprise, as applicable.

Expenses
shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Beneficiary as a result of the actual or deemed receipt of any payments under this Deed, excise taxes and related penalties, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) any such expenses incurred in connection with any appeal resulting from any Proceeding and any federal state, local or foreign taxes imposed on the Beneficiary as a result of the actual or deemed receipt of any payments under this Deed including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) any such expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, SubCo or the applicable Additional Enterprise, regardless of whether the Beneficiary is ultimately determined to be entitled to such indemnification, advancement or expenses or insurance recovery, as the case may be, and (iii) for purposes of Clause 4.7 (Adjudication) only, any such expenses incurred by a Beneficiary in connection with the interpretation, enforcement or defense of the Beneficiary’s rights under this Deed, the Constitution of the Company or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise.

Exchange Act	the U.S. Securities Exchange Act of 1934, as amended.

Independent Counsel
means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at present is, nor within the five (5) years prior to appointment hereunder has been, retained to represent (i) the Company, SubCo, a relevant Additional Enterprise or the Beneficiary in any matter material to either such party (other than with respect to matters concerning the Beneficiary under this Deed, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, SubCo or the Beneficiary in an action to determine the Beneficiary’s rights under this Deed.

Octave	shall be construed to include Octave Intelligence plc and any of its Subsidiaries officer
means (i) an officer within the meaning of the Companies Act 2014 (excluding any statutory auditor, examiner, receiver or liquidator); and (ii) an “executive officer” of the Company as such term is defined under Rule 3b-7 promulgated under the Exchange Act.

Proceeding
(i)    any threatened, pending or completed action, suit, litigation, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company, SubCo or the applicable Additional Enterprise, as the case may be, or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom; or
(ii)    any inquiry, hearing, tribunal or investigation, whether conducted by Company, SubCo or any other party, that the Beneficiary in good faith believes might lead to (A) the institution of any action, suit, litigation, proceeding, arbitration or alternative dispute resolution mechanism (whether civil, criminal, administrative, investigative or other); or (B) adverse consequences or findings in respect of the Beneficiary.

SubCo	Intergraph Corporation, a Delaware corporation.

SubCo Indemnification Agreement	an indemnification agreement entered into between SubCo and a director or officer of the Company from time to time.

Subsidiaries	shall have the same meaning as in the Companies Act 2014.

to the fullest extent permitted by law
for the purposes of this Deed, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the Constitution of the Company and/or (as the case may be) the Constitution of any of the Company’s Subsidiaries; and (ii) to the fullest extent authorised or permitted by any amendments to or replacements of Irish law and/or the Constitution of the Company adopted after the date of this Deed that increase the extent to which a company may indemnify its directors or officers.

1.2    In this Deed, unless otherwise specified:
(a)    references to Clauses are to clauses of this Deed;
(b)    a reference to any statute or statutory provision or statutory instrument shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, or re-enacted;
(c)    references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);
(d)    headings to Clauses are for convenience only and do not affect the interpretation of this Deed; and
(e)    general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.
2.    D&O INSURANCE AND AGREEMENT TO INDEMNIFY
The Company shall hold harmless and indemnify a Beneficiary under the terms of this Deed to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
2.1    General Agreement
(a)    Proceedings Other Than Proceedings by or in the Right of the Company, SubCo or an Additional Enterprise. The Beneficiary shall be entitled to the rights of indemnification provided in this Clause 2.1(a) if, by reason of, in whole or in part (or arising in whole or in part out of), the Beneficiary’s Corporate Status, the Beneficiary was, is, becomes or is threatened to be made, a party to or other participant in any Proceeding, other than a Proceeding by or in the right of the Company, SubCo or the applicable Additional Enterprise, as the case may be. Pursuant to this Clause 2.1(a), the Beneficiary shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Beneficiary, or on the Beneficiary’s behalf, to the fullest extent permitted by law in connection with such Proceeding or any claim, issue or matter therein, if the Beneficiary acted in good faith and in a manner the Beneficiary reasonably believed to be in or not opposed to the best interests of the Company, SubCo or the applicable Additional Enterprise, as the case may be, and with respect to any criminal proceeding, had no reasonable cause to believe the Beneficiary’s conduct was unlawful.
(b)    Proceedings by or in the Right of the Company, SubCo or an Additional Enterprise. A Beneficiary shall be entitled to the rights of indemnification provided in this Clause 2.1(b) if, by reason of, in whole or in part (or arising in whole or in part out of), the Beneficiary’s Corporate Status, the Beneficiary is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company, SubCo or the applicable Additional Enterprise, as the case may be. Pursuant to this Clause 2.1(b), the Beneficiary shall be indemnified against all Expenses actually and reasonably incurred by the Beneficiary, or on the Beneficiary’s behalf, to the fullest extent permitted by law in connection with such Proceeding if the Beneficiary acted in good faith and in a manner the Beneficiary reasonably believed to be in or not opposed to the best interests of the Company, SubCo or the applicable Additional Enterprise, as the case may be; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Beneficiary shall have been adjudged to be liable to the Company, SubCo or the applicable Additional Enterprise unless and to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.
(c)    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Deed, to the extent that a Beneficiary is, by reason of, in whole or in part (or arising in whole or in part out of), the Beneficiary’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which the Beneficiary is not a party, the Beneficiary shall be indemnified by the Company against all Expenses actually and reasonably incurred by the Beneficiary, or on the Beneficiary’s behalf, in connection therewith to the fullest extent permitted by law.
(d)    Information. In connection with any Proceeding to which a Beneficiary is entitled to indemnification by the Company hereunder, the Company shall provide the Beneficiary with such reasonable assistance including reasonable access rights to information, documents and records of the Company as is reasonably necessary to enable the Beneficiary to prepare for and/or defend themselves against any such Proceeding (subject to any legally binding obligations of confidentiality undertaken by the Company to any third parties, and provided that the Company shall not be obliged to disclose commercially sensitive information to the Beneficiary if he or she is no longer a director, officer, secretary or employee of the Company, SubCo or an Additional Enterprise, as the case may be).
2.2    Liability Insurance.
To the extent that the Company, SubCo or the applicable Additional Enterprise maintains an insurance policy or policies providing liability insurance for directors, officers, secretaries, employees, agents or fiduciaries of the Company, any of its subsidiaries, including SubCo, or any Additional Enterprise that such person serves at the request of the Company, the Beneficiary shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, secretary, employee, agent or fiduciary under such policy or policies.
2.3    Mandatory Indemnification.
(a)    Notwithstanding any other provision of this Deed, to the extent that a Beneficiary is, by reason of, in whole or in part (or arising in whole or in part out of), the Beneficiary’s Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding, the Beneficiary shall be indemnified by the Company to the fullest extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by the Beneficiary, or on the Beneficiary’s behalf, in connection therewith.
(b)    If a Beneficiary is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more (but less than all) claims, issues or matters in such Proceeding, the Company shall indemnify the Beneficiary against all Expenses actually and reasonably incurred by the Beneficiary, or on the Beneficiary’s behalf, in connection with each successfully resolved claim, issue or matter.
(c)    For purposes of this Clause 2.3(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
2.4    Partial Indemnification.
If the Beneficiary is entitled under any provision of this Deed to indemnification by the Company for some or a portion of Expenses but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Beneficiary for the portion thereof to which the Beneficiary is entitled, including, but not limited to successfully resolved claims in any Proceeding.
2.5    Prohibited Indemnification.
Notwithstanding any provision in this Deed, the Company shall not be obliged to make any indemnity in connection with any claim made against a Beneficiary:
(a)    for which payment has actually been made to or on behalf of a Beneficiary under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any such insurance policy or other indemnity provision, provided, that the foregoing shall not affect the rights of the Beneficiary; or
(b)    for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by a Beneficiary of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Beneficiary of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Beneficiary from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Beneficiary of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by the Beneficiary of any compensation pursuant to any compensation recoupment or claw-back policy adopted by the Company or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or
(c)    in connection with any Proceeding (or any part of any Proceeding) initiated by a Beneficiary, including any Proceeding (or any part of any Proceeding) initiated by a Beneficiary against the Company, any of its subsidiaries and/or any Additional Enterprise, or any director, officer, secretary, agent, employee, fiduciary or other indemnitee of such entities, unless (i) the Board or the Additional Enterprise, as the case may be, authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such indemnity payment arises in connection with any mandatory counterclaim or cross claim brought or raised by the Beneficiary in any Proceeding (or any part of any Proceeding), (iii) the Proceeding is initiated by the Beneficiary pursuant to Beneficiary’s rights under Clause 4.7 (Adjudication) of this Deed or (iv) the Company elects to provide the indemnification pursuant to the powers vested in the Company under applicable law; or
(d)    if a court of competent jurisdiction by a final and non-appealable judgment, shall determine that such indemnification is not permitted under applicable law.
2.6    Expenses Advances. Notwithstanding any other provision of this Deed but subject to the last sentence of this Clause 2.6, upon receipt of an undertaking by or on behalf of a Beneficiary to repay such amounts if it shall ultimately be determined that Beneficiary is not entitled to be indemnified by the Company, the Company shall advance all Expenses actually and reasonably incurred by or on behalf of the Beneficiary in connection with any Proceeding by reason of the Beneficiary’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from the Beneficiary requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Beneficiary. Any advances and undertakings to repay pursuant to this Clause 2.6 shall be unsecured and interest free and not conditioned on the Beneficiary’s ability to repay such advances. This Clause 2.6 shall not apply to any claim made by a Beneficiary for which indemnity is excluded pursuant to this Deed.
3.    EXHAUSTION OF REMEDIES
3.1    The SubCo Indemnification Agreement provides that:
(a)    Prior to making a written demand on SubCo for indemnification pursuant to the SubCo Indemnification Agreement or making a request for the advancement of Expenses pursuant to Section 2(f) of the SubCo Indemnification Agreement, the Beneficiary shall first seek such indemnification or advancement of Expenses, as applicable, from the applicable Additional Enterprise and/or under any applicable insurance policy of the applicable Additional Enterprise.
(b)    If such indemnification or advancement of Expenses, as applicable, is not available to the Beneficiary from the applicable Additional Enterprise, the Beneficiary shall seek such indemnification or advancement of Expenses, as applicable, under this Deed and/or under any applicable insurance policy of the Company and, to the extent unavailable thereunder, request that the Company consider in its discretion whether to make such indemnification or advancement of Expenses, as applicable.
(c)    In the event that requests for indemnification or advancement of Expenses, as applicable, made by the Beneficiary pursuant to Section 3(a) and Section 3(b) of the SubCo Indemnification Agreement are refused, or in the event that an agreement to pay indemnification or advancement of such Expenses is not received within thirty (30) days of the latest request of the Beneficiary of the applicable insurer or entity and the Beneficiary’s request of the applicable Additional Enterprise or the Company as provided in Section 3(a) and Section 3(b) of the SubCo Indemnification Agreement, the Beneficiary may make written demand on SubCo for indemnification or request for the advancement of Expenses pursuant to the SubCo Indemnification Agreement.
4.    INDEMNIFICATION PROCESS AND APPEAL
It is the intent of the Company to secure for the Beneficiary rights of indemnity to the fullest extent permitted by law. Accordingly, the following procedures and presumptions shall apply in the event of any question as to whether the Beneficiary is entitled to indemnification under this Deed:
4.1    To obtain indemnification under this Deed, the Beneficiary shall submit, in accordance with Clause 6.12, a written request to the Company and SubCo, including therein or therewith such documentation and information as is reasonably available to the Beneficiary and is reasonably necessary to determine whether and to what extent the Beneficiary is entitled to indemnification in accordance with Clause 4.2. Notwithstanding the foregoing, any failure of the Beneficiary to provide such a request in accordance with this Clause 4.1, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to the Beneficiary unless, and to the extent that, such failure actually and materially prejudices the interests of the Company, SubCo or the relevant Additional Enterprise, as applicable.

4.2    Upon written request by the Beneficiary for indemnification pursuant to the first sentence of Clause 4.1 hereof, a determination with respect to the Beneficiary’s entitlement thereto shall be made by the Company, or, if the Company so directs, by Independent Counsel, selected in accordance with Clause 4.3 hereof, in a written opinion to the Board, a copy of which shall be delivered to the and the Company in accordance with Section 16 (Notices) of the SubCo Indemnification Agreement.
4.3    If the determination of entitlement to indemnification is to be made by an Independent Counsel pursuant to Clause 4.2 hereof, Independent Counsel shall be selected as provided in this Clause 4.3. The Company may select Independent Counsel and the Company shall give written notice of such selection to the Beneficiary promptly after such selection by the Company. The Beneficiary may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Clause 1 (Definitions) of this Deed, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by the Beneficiary of a written request for indemnification pursuant to Clause 4.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Beneficiary may petition any court located in the country of Ireland (an “Irish Court”) having subject matter jurisdiction thereof for resolution of any objection which shall have been made by the Beneficiary to the Company’s selection of Independent Counsel, as the case may be, and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel hereunder. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant hereto, and the Company shall pay all reasonable fees and expenses incurred by the Company and the Beneficiary incident to the procedures of this Clause 4.3, regardless of the manner in which such Independent Counsel was selected or appointed.
4.4    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Beneficiary is entitled to indemnification under this Deed. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by an appointed Independent Counsel) to have made a determination prior to the commencement of any Proceeding pursuant to this Deed that indemnification is proper in the circumstances because the Beneficiary has met the applicable standard of conduct, nor an actual determination by the Company (including by an appointed Independent Counsel) that Beneficiary has not met such applicable standard of conduct, shall be a defense to such Proceeding or create a presumption that the Beneficiary has not met the applicable standard of conduct.
4.5    If the person, persons or entity empowered or selected under Clause 4.2 or Clause 4.3, as the case may be, to determine whether the Beneficiary is entitled to indemnification shall not have made a determination within ninety (90) days of the later date upon which the Company respectively received the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Beneficary shall be entitled to such indemnification absent (i) a misstatement by the Beneficiary of a material fact, or an omission of a material fact necessary to make the Beneficiary’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such ninety (90) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
4.6    The Beneficiary shall cooperate with the person, persons or entity making such determination with respect to the Beneficiary’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Beneficiary and reasonably necessary to such determination. The Company and any Independent Counsel appointed pursuant to this deed shall act reasonably and in good faith in making a determination regarding the Beneficiary’s entitlement to indemnification under this Deed. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by the Beneficiary in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Beneficiary’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold the Beneficiary harmless therefrom.
4.7    Adjudication
(a)    In the event that (i) a determination is made pursuant to the foregoing sub-sections of this Clause 4 that a Beneficiary is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Clause 2.6 (Expenses Advances) of this Deed, (iii) determination of entitlement to indemnification is not made pursuant to this Clause 4 within one hundred and twenty (120) days after the later date upon which the Company and SubCo respectively received the request for indemnification, (iv) payment of indemnification is not made pursuant to Clause 2.3 (Mandatory Indemnification), Clause 2.4 (Partial Indemnification), Clause 2.1(c) (Indemnification for Expenses of a Witness), or the last sentence of Clause 4.6 of this Deed within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made pursuant to Clause 2.1 (Proceedings Other Than Proceedings by or in the Right of the Company, SubCo or an Additional Enterprise) and 2.1(b) (Proceedings by or in the Right of Company, SubCo or an Additional Enterprise) of this Deed within thirty (30) days after a determination has been made that a Beneficiary is entitled to indemnification or such determination is deemed to have been made pursuant to this Clause 4, the Beneficiary shall be entitled to commence litigation in an Irish Court of such Beneficiary’s entitlement to such indemnification. The Beneficiary shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Beneficiary first has the right to commence such proceeding pursuant to this Clause 4.7. The Company shall not oppose the Company’s right to seek any such adjudication.

(b)    In the event that a determination shall have been made pursuant to Clause 4.2 that a Beneficiary is not entitled to indemnification, any judicial proceeding commenced pursuant to this Clause 4.7 shall be conducted in all respects as a de novo determination on the merits, and the Beneficiary shall not be prejudiced by reason of the adverse determination under Clause 4.2.
(c)    If a determination shall have been made pursuant to Clause 4.2 that a Beneficiary is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Clause 4.7, absent (i) a misstatement by the Beneficiary of a material fact, or an omission of a material fact necessary to make the Beneficiary’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    In the event that a Beneficiary, pursuant to this Clause 4.7, seeks a judicial adjudication of such Beneficiary’s rights under, or to recover damages for breach of, this Deed, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on the Beneficiary’s behalf, in advance, any and all Expenses actually and reasonably incurred by the Beneficiary in such judicial adjudication, regardless of whether the Beneficiary ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.
(e)    It is the intent of the Company that, to the fullest extent permitted by law, the Beneficiary not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Beneficiary’s rights under this Deed by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Beneficiary hereunder. The Company shall indemnify the Beneficiary against any and all Expenses actually and reasonably incurred by or on behalf of the Beneficiary in connection with any action brought by the Beneficiary to enforce its rights to indemnification and/or for the advancement of Expenses under this Deed or any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Beneficiary ultimately is determined to be entitled to such indemnification to the fullest extent permitted by applicable laws, advancement of Expenses or insurance recovery, as the case may be.
(f)    Notwithstanding anything in this Deed to the contrary, no determination as to entitlement to indemnification under this Deed shall be required to be made prior to the final disposition of the Proceeding.
5.    NOTIFICATION AND DEFENSE OF PROCEEDING
5.1    Notice
The Beneficiary shall promptly notify the Company and SubCo in writing in accordance with Clause 6.12 upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company or SubCo shall not relieve the Company of any obligation which it may have to the Beneficiary under this Deed or otherwise unless and only to the extent that such failure or delay materially prejudices the interest of the Company, SubCo or the relevant Additional Enterprise, as applicable.
5.2    Defense
(a)    With respect to any Proceeding as to which a Beneficiary notifies the Company and SubCo of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to the Beneficiary.
(b)    After notice from the Company to a Beneficiary of its election to assume the defense of any Proceeding, the Company shall not be liable to such Beneficiary under this Deed or otherwise for any Expenses subsequently incurred by such Beneficiary in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Each Beneficiary shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at the Beneficiary’s expense unless: (i) the employment of legal counsel by the Beneficiary has been authorised by the Company, (ii) the Beneficiary has reasonably determined that there may be a conflict of interest between the Beneficiary and the Company in the defense of the Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Beneficiary in connection with such Proceeding shall be borne by the Company.
(c)    Notwithstanding the foregoing, the Company or SubCo, as applicable, shall not be entitled to assume the defense of any Proceeding (i) brought by or on behalf of the Company or SubCo or the applicable Additional Enterprise, as the case may be, or (ii) where the Beneficiary has reasonably determined that there may be a conflict of interest between the Beneficiary and the Company or SubCo, as applicable, in the defense of the Proceeding (it being specified, for the avoidance of doubt, that the Company or SubCo, as applicable, may assume defense of any such Proceeding described in this sentence with the Beneficiary’s consent, provided that any such consent shall not affect the rights of the Beneficiary under this Clause (c)).
5.3    Settlement of Claims
The Company shall not be liable to indemnify a Beneficiary under this Deed or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld. The Company shall not, and shall not permit SubCo to, settle any Proceeding in any manner that would impose any liability, penalty or limitation on a Beneficiary without the Beneficiary’s written consent, such consent not to be unreasonably withheld. The Company’s liability hereunder shall not be excused if assumption of the defense of the Proceeding by the Company was barred by this Deed.
6.    MISCELLANEOUS
6.1    The rights of indemnification as provided by this Deed shall not be deemed exclusive of any other rights to which the Beneficiary may at any time be entitled under applicable law, the Constitution of the Company, the organisational documents of SubCo, the SubCo Indemnification Agreement, any agreement, a resolution of the Board or SubCo Board or otherwise. No amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of a Beneficiary under this Agreement in respect of any action taken or omitted by such Beneficiary in the Beneficiary’s Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
6.2    To the extent that a change (or a change in the interpretation) of applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Constitution of the Company, the organisational documents of SubCo, the SubCo Indemnification Agreement or this Deed, it is the intent of the Company that each Beneficiary enjoy by this Deed the greater benefits so afforded by such change.
6.3    The benefit of this Deed shall be personal to each Beneficiary and may not be assigned by a Beneficiary save with the prior written consent of the Company. All agreements and obligations of the Company contained herein shall continue during the period the Beneficiary is a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, secretary, employee, agent or fiduciary of an Additional Enterprise) and shall continue thereafter so long as the Beneficiary shall be subject to any Proceeding (or any proceeding commenced under Clause 4.7 (Adjudication)) by reason of the Beneficiary’s Corporate Status, whether initiated during or after the period the Beneficiary is a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, secretary employee, agent or fiduciary of an Additional Enterprise) and whether or not the Beneficiary is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Deed.
6.4    No supplement, modification, or amendment of this Deed shall be binding unless executed in writing by the Company. No waiver of any of the provisions of this Deed shall be binding unless in the form of writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
6.5    In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of a Beneficiary, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
6.6    The Company shall not be liable under this Deed to make any payment in connection with any claim made by a Beneficiary to the extent the Beneficiary has otherwise received payment (under any insurance policy, the Constitution of the Company and/or (as the case may be) the Constitution of any of the Company’s Subsidiaries (including without limitation the organisational documents of SubCo), the SubCo

Indemnification Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.
6.7    The Company’s obligation to indemnify or advance Expenses hereunder to a Beneficiary who is or was serving at the request of the Company as a director, officer, secretary, employee, agent or fiduciary of an Additional Enterprise shall be reduced by any amount the Beneficiary has actually received as indemnification or advancement of Expenses from such Additional Enterprise.
6.8    This Deed shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company or SubCo), assigns, spouses, heirs, executors and personal and legal representatives.
6.9    If any provision of this Deed is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Deed shall be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Deed shall be construed and enforced as if such illegal, invalid, or unenforceable provision has never comprised a part hereof, and (iii) the remaining provisions of this Deed shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, the invalidity or unenforceability of any provision hereof as to either a Beneficiary or the Company shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Deed is intended to confer upon a Beneficiary indemnification rights to the fullest extent permitted by law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.
6.10    If any provision (or portion thereof) of this Deed shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of this Deed containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.
6.11    This Deed shall be governed by and construed and enforced in accordance with the laws of Ireland.
6.12    All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if (i) delivered by hand, against receipt, or (ii) when sent by confirmed electronic mail, or (iii) mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:
Octave Intelligence plc
305 Intergraph Way
Madison, Alabama 35758
Attention:    Anthony P. Zana
Email:    [***]

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
United States
Sullivan & Cromwell LLP
1 New Fetter Lane
London, EC4A 1AN
United Kingdom
Attention:    Evan S. Simpson
Alan J. Fishman
Email:    [***]
[***]
and
Arthur Cox LLP
Ten Earlsfort Terrace
Dublin 2
Ireland
D02 T380
Attention:    Maura McLaughlin
Email:    [***]
And (unless otherwise notified to the Company in writing) to each Beneficiary at the address registered with the Register of Companies in respect of the Beneficiary’s appointment as a director or officer of the Company.
Notice of change of address shall be effective only when given in accordance with this Clause. All notices complying with this Clause shall be deemed to have been received on the date of hand delivery or if sent by confirmed electronic mail during normal business hours of the recipient, and if not so confirmed, then on the next business day, or on the fifth business day after mailing.

IN WITNESS WHEREOF this Deed has been executed as a Deed Poll for the benefit of each Beneficiary on the date first written above.

GIVEN under the common seal of OCTAVE INTELLIGENCE PLC and DELIVERED as a DEED
Duly Authorised Signatory

Duly Authorised Signatory
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